Exhibit 10.4

Stock Option Award Certificate (NON-EMPLOYEE DIRECTOR)	ID: XXXXXXXX 88 Sidney Street Cambridge, MA 02139

«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME» «ADDRESS_LINE1» «ADDRESS_LINE2» «ADDRESS_LINE3» «CITY», «STATE» «ZIP_CODE»	Option Number: Plan: ID:	«NUM» «PLAN_NAME» «ID»

Effective «GRANT_DATE», you have been granted a non-qualified Option to buy «SHARES_GRANTED» shares of Alkermes, Inc. (the “Company”) common stock at «OPTION_PRICE» per share.
The total option price of the shares granted is «TOTAL_OPTION_PRICE».
The right to acquire the shares subject to the Option will become fully vested on the date shown below. The Option shall expire on the 10th anniversary of the date of grant (unless otherwise provided below).

Shares	Vest Date
«SHARES»
In the event of the termination of your service relationship with the Company, the Option shall vest and be exercisable in full on such termination of service relationship and the period during which the Option (to the extent that it is exercisable on the date of termination of the service relationship) may be exercised shall be three (3) years following the date of termination of the service relationship, but not beyond the original term of the Option.
The foregoing Option has been granted under and is governed by the terms and conditions of this Certificate and the Alkermes 2008 Stock Option and Incentive Plan.

Alkermes, Inc.	Date